UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  May 13, 2011 (May 11, 2011)

Brown Shoe Company, Inc.

(Exact Name of Registrant as Specified in its Charter)

New York (State or other jurisdiction of incorporation)	1-2191 (Commission File Number)	43-0197190 (IRS Employer Identification Number)

8300 Maryland Avenue St. Louis, Missouri 63105 (Address of principal executive offices)

Registrant’s telephone number, including area code: (314) 854-4000

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

    ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

    ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

    ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

    ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Senior Notes due 2019.  On May 11, 2011, Brown Shoe Company, Inc. (the “Company”) entered into an indenture (the “2019 Notes Indenture”) with Wells Fargo Bank, National Association, as trustee, under which the Company issued $200.0 million aggregate principal amount at maturity of its 7⅛% Senior Notes due 2019 (the “2019 Notes”). The 2019 Notes are guaranteed on a senior unsecured basis by each of the Company’s subsidiaries (the “Guarantors”) that is an obligor or guarantor under its existing revolving credit facility (the “Credit Facility”).

The 2019 Notes were sold in private placement transactions, have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold absent registration or an applicable exemption from registration requirements.

The Company used a portion of the net proceeds from the sale of the 2019 Notes to fund the payment of consideration and costs relating to the early settlement of its previously announced cash tender offer and consent solicitation (the “Tender Offer and Consent Solicitation”) with respect to it outstanding 8¾% Senior Notes due 2012 (the “2012 Notes”). On May 11, 2011, the Company accepted for purchase and payment, and paid, $99,218,000 (or approximately 66.15%) aggregate principal amount of 2012 Notes that had been validly tendered and not withdrawn prior to May 10, 2011.  The Company intends to use the balance of the net proceeds of the 2019 Notes to fund the repurchase, repayment or other discharge of all of the remaining 2012 Notes (either at the expiration of the tender offer that is part of the Tender Offer and Consent Solicitation or on the redemption date for the 2012 Notes, as described in Item 2.04 of this Form 8-K below), and for general corporate purposes, including to repay amounts outstanding under the Credit Facility.

The 2019 Notes will mature on May 15, 2019.  Interest on the 2019 Notes is payable on May 15 and November 15 of each year, beginning on November 15, 2011.

Prior to May 15, 2014, the Company may redeem some or all of the 2019 Notes upon not less than 30 nor more than 60 days’ notice, at a redemption price equal to the greater of (1) the principal amount of the 2019 Notes to be redeemed, plus accrued and unpaid interest and Additional Interest (as defined in the 2019 Notes Indenture), if any, to the date of redemption, and (2) a “make whole” premium equal to the sum of the present values of the principal of the 2019 Notes being redeemed plus scheduled payments of interest (not including any portion of such payments of interest accrued as of the date of redemption) from the date of redemption to May 15, 2014 discounted to the redemption date (assuming the 2019 Notes are redeemed on May 15, 2014) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at an adjusted treasury rate (as defined in the 2019 Notes Indenture) plus 50 basis points, together with accrued and unpaid interest and Additional Interest, if any, to the date of redemption.

The Company may redeem some of or all the 2019 Notes at any time on or after May 15, 2014 at redemption prices of 105.344%, 103.563%, and 101.781% of the principal amount thereof if the redemption occurs during the 12-month periods beginning on May 15 of the years 2014, 2015, and 2016, respectively, and at a redemption price of 100% of the principal amount thereof on and after May 15, 2017, in each case plus accrued and unpaid interest, if any, to the redemption date.

In addition, prior to May 15, 2014, the Company may redeem up to 35% of the 2019 Notes with the proceeds from certain equity offerings at a redemption price of 107.125% of the principal amount of the 2019 Notes to be redeemed, plus accrued and underpaid interest thereon, if any, to the redemption date.

If the Company experiences specific kinds of changes of control, it will be required to offer to purchase the 2019 Notes at a purchase price equal to 101% of the principal amount, plus accrued and unpaid interest.

The 2019 Notes are senior unsecured obligations of the Company and will rank equally in right of payment with all its existing and future unsecured senior indebtedness. The guarantees of the 2019 Notes are senior unsecured obligations of the Guarantors and will rank equally in right of payment with all the existing and future senior unsecured indebtedness of the Guarantors. The 2019 Notes and the guarantees of the 2019 Notes will be effectively subordinated to the Company’s and the Guarantors’ existing and future secured indebtedness, including the Company’s obligations under the Credit Facility and the Guarantors’ guarantees of the Credit Facility.

The 2019 Notes Indenture includes covenants that limit the ability of the Company and its restricted subsidiaries to, among other things: incur additional debt; incur liens; pay dividends on their capital stock or repurchase their capital stock; make certain investments; enter into certain types of transactions with affiliates; limit dividends or other payments by their restricted subsidiaries to the Company; use assets as security in other transactions; and sell certain assets or merge with or into other companies. Certain of these covenants will be suspended if the 2019 Notes are assigned an investment grade rating by both S&P and Moody’s and no default has occurred and is continuing. If either rating on the 2019 Notes should subsequently decline to below investment grade, the suspended covenants will be reinstated.  The covenants are subject to a number of important exceptions and qualifications set forth in the 2019 Notes Indenture.

The 2019 Notes Indenture provides for customary events of default, including failure to make required payments; failure to comply with certain agreements or covenants; failure to pay, or acceleration of, certain other material indebtedness; certain events of bankruptcy and insolvency; and failure to pay certain judgments. An event of default under the 2019 Notes Indenture will allow either the trustee or the holders of at least 25% in principal amount of the then outstanding 2019 Notes to accelerate, or in certain cases, will automatically cause the acceleration of, the amounts due under the 2019 Notes.

The foregoing description of the 2019 Notes and the 2019 Notes Indenture is qualified in its entirety by reference to the 2019 Notes Indenture (including the form of note attached thereto), a copy of which is included as Exhibit 4.1 hereto and incorporated herein by reference.

Registration Rights Agreement. Pursuant to a Registration Rights Agreement dated May 11, 2011 among the Company, the Guarantors and the initial purchasers relating to the 2019 Notes (the “Registration Rights Agreement”), the Company and the Guarantors are obligated to file and use their commercially reasonable efforts to cause to become effective a registration statement with respect to an offer to exchange the 2019 Notes for other freely tradable notes issued by the Company and that are registered with the Securities and Exchange Commission (the “SEC”) and have substantially identical terms as the 2019 Notes. The Registration Rights Agreement provides that if the Company is not able to effect the applicable exchange offer, the Company will file with the SEC and use its commercially reasonable efforts to cause to become effective a shelf registration statement relating to the resales of the 2019 Notes. Pursuant to the Registration Rights Agreement, the Company will be obligated to pay additional interest on the 2019 Notes in certain instances, including if it does not complete the related exchange offer within 30 business days after the effectiveness target date for the registration statement, which is 180 days after May 11, 2011.

The foregoing description of the Registration Rights Agreement is qualified in its entirety by reference to the agreement, a copy of which is included as Exhibit 10.1 hereto and incorporated herein by reference.

Fourth Supplemental Indenture.  On May 11, 2011, the Company entered into a supplemental indenture (the “Supplemental Indenture”) to the Indenture dated as of April 22, 2005, as supplemented (the “2012 Notes Indenture”), by and among the Company, the Guarantors, and U.S. Bank National Association, as successor to SunTrust Bank, as trustee, pursuant to which the Company’s 2012 Notes (CUSIP No. 115736AC4) were issued.

The Supplemental Indenture was entered into in connection with the Tender Offer and Consent Solicitation. The Supplemental Indenture amends the 2012 Notes Indenture to eliminate or waive substantially all of the restrictive covenants contained in the 2012 Notes Indenture and the 2012 Notes, eliminates certain events of default, modifies covenants regarding mergers and consolidations, and modifies or eliminates certain other provisions contained in the 2012 Notes Indenture and the 2012 Notes, including the obligation to repurchase the 2012 Notes upon a Change of Control (as defined in the 2012 Notes Indenture).  The amendments became operative immediately prior to the Company’s acceptance for purchase of the 2012 Notes pursuant to the Tender Offer and Consent Solicitation.

A copy of the Supplemental Indenture attached hereto as Exhibit 4.3 is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided above under “Senior Notes due 2019” in response to Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

On May 11, 2011, the Company issued a notice to redeem all of its outstanding 2012 Notes on June 10, 2011. The 2012 Notes will be redeemed at a redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest to, but not including, the date of redemption. The 2012 Notes were issued pursuant to the 2012 Notes Indenture. The 2012 Notes will be redeemed in accordance with the terms of the 2012 Notes and the 2012 Notes Indenture. The Company plans to finance the redemption using proceeds from its offering of the 2019 Notes, described above under “Senior Notes due 2019” in response to Item 1.01.

Item 3.03 Material Modification to Rights of Security Holders.

The information provided above under “Fourth Supplemental Indenture” in response to Item 1.01 is hereby incorporated by reference into this Item 3.03.

Item 9.01   Financial Statements and Exhibits

(d)              Exhibits.

See Exhibit Index.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROWN SHOE COMPANY, INC.

Date: May 13, 2011	By:	/s/ Michael I. Oberlander
Michael I. Oberlander
Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
4.1	Indenture for the 7⅛% Senior Notes due 2019, dated May 11, 2011 among Brown Shoe Company, Inc., the subsidiary guarantors set forth therein, and Wells Fargo Bank, National Association, as trustee
4.2	Form of 7⅛% Senior Notes due 2019 (included in Exhibit 4.1)
4.3
Fourth Supplemental Indenture for 8¾% Senior Notes due 2012, dated as of May 11, 2011 among Brown Shoe Company, Inc., the subsidiary guarantors set forth therein, and U.S. Bank National Association, as successor to SunTrust Bank, as trustee

10.1
Registration Rights Agreement for the 7⅛% Senior Notes due 2019 dated as of May 11, 2011, among the Company, the Guarantors and Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities LLC, as initial purchasers